UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2011 (January 15, 2011)

Behringer Harvard Short-Term Opportunity
Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04               Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”) reported on January 6, 2011 in a Current Report on Form 8-K, Behringer Harvard Mockingbird Commons LLC (“Mockingbird Borrower”), an entity in which the Registrant has a 70% direct and indirect ownership interest, entered into a Fourth Amendment to Note and Construction Agreement as of December 30, 2010 (the “Loan Modification”) as part of its efforts to renegotiate the Note and Construction Agreement (the “Loan Agreement”) with Credit Union Liquidity Services, LLC (“Lender”).  The Mockingbird Borrower was permitted to borrow up to $34 million under the Loan Agreement, which was used to construct luxury high-rise condominiums.  The Loan Modification extended the due date for a mandatory $3 million principal paydown under the Loan Agreement to January 15, 2011 while the parties continued to work on a more comprehensive modification to the Loan Agreement.  While we continue to discuss terms of a loan modification with the Lender, we did not make the mandatory $3 million principal payment due on January 15, 2011, and that nonpayment constituted an event of default under the Loan Agreement.  As a result, past due amounts under the note agreement may bear interest up to maximum amounts under applicable laws.  The outstanding principal balance under the Loan Agreement was approximately $25 million at January 15, 2011 and bears interest at the Prime Rate plus one percent (1.0%) with a maturity date of October 1, 2011.  We have remained and continue to remain current on interest payments due under the Loan Agreement.  There are no assurances that we will be successful in our negotiations with the Lender.

The default under the Loan Agreement created a cross-default under an additional loan between the Lender and the Registrant.  Behringer Harvard Mountain Village, LLC (“Cassidy Ridge Borrower”), a wholly-owned subsidiary of the Registrant, entered into a promissory note payable to the Lender, whereby the Cassidy Ridge Borrower was permitted to borrow a total principal amount of $27.65 million (“Cassidy Ridge Loan Agreement”).  Proceeds from the Cassidy Ridge Loan Agreement are being used to construct 23 luxury condominiums on a 1.56 acre site in Telluride, Colorado (“Cassidy Ridge”).  The Registrant has assigned a second lien position on Cassidy Ridge to the Lender in the amount of $12.6 million as additional security to the Mockingbird Loan Agreement.  The maturity date of the Cassidy Ridge Loan Agreement is October 1, 2011 and the current interest rate is a fixed rate of 6.5% with interest being calculated on the unpaid principal.  The outstanding principal balance under the Cassidy Ridge Loan Agreement was approximately $25.5 million at January 15, 2011.

The properties are subject to a deed of trust to secure payment under the loan agreements and the Registrant has guaranteed payment of the obligations under the Mockingbird Loan Agreement and the Cassidy Ridge Loan Agreement in the event that, among other things, the borrowers become insolvent or enter into bankruptcy proceedings.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: January 21, 2011		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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